Exhibit 99.1

Boxlight Reports Third Quarter 2021 Financial Results

●	Revenue increased by 544% to $61.0 million

●	Customer orders increased by 756% to $51.0 million

●	Income before tax increased by $6.3 million to $2.1 million

●	Net income per common share improved by $0.11 to $0.01

●	Adjusted EBITDA improved by $8.0 million to $7.2 million

●	Expect Q4 2021 Revenue of $40 million and Adjusted EBITDA greater than $2 million

●	Anticipate Full Year 2021 Revenue of $181 million and $16 million Adjusted EBITDA

Lawrenceville, GA – Business Wire – November 10, 2021 – Boxlight Corporation (Nasdaq: BOXL) (“Boxlight”), a leading provider of interactive technology solutions, today announced the Company’s financial results for the third quarter ended September 30, 2021.

Key Financial Highlights for Q3 2021 as Compared to Q3 2020

●	Revenues increased by 544% to $61.0 million
●	Customer orders increased by 756% to $51.1 million
●	Gross profit margin was 25.9%, an improvement of 45 basis points; Adjusted for the net effect of acquisition-related purchase accounting, increased to 27.1%, an improvement of 37 basis points on prior year
●	Net Income improved by $4.9 million to $0.7 million
●	Net income per common share improved by $0.11 to $0.01
●	Adjusted EBITDA improved by $8.0 million to $7.2 million
●	Working capital improved by 52.4% to $32.0 million
●	Ended the quarter with $33.1 million of backorders, $6.2 million cash and $54.9 million stockholders’ equity

Key Business Highlights for Q3 2021

●	Received significant customer orders of $6.7 million from ASI (Australia), $3.1 million from D&H Distributing (U.S.), $2.1 million from Trox (U.S.), $2.9 million from Charmex (Spain), $1.7 million from NIAVAC (Northern Ireland), $1.6 million from Unit DK (Denmark) and $1.3 million from EET Europarts (Finland).
●	Published nine case studies detailing successful interactive technology, STEM and professional development implementations including Stafford Public Schools, Stafford, CT; Cape Business Centre and Stellenbosch University, South Africa; Coblonal Interior Design, The San Vicente de Paul School and Guagas Municipales, Spain; Phoenix Union High School District, Phoenix, AZ; South Allegheny School District, McKeesport, PA; and Freedom Middle School, Orlando, FL.
●	Received Tech & Learning’s 2021 Best Tools for Back to School, in both Primary and Secondary levels, for our software platforms, STEM solutions and professional development services.
●	Earned an advanced recognition from Google as a Google Cloud Partner with an Education Partner Expertise designation, allowing us to broaden our service market to provide professional development and training to organizations outside the U.S.
●	Joined Intel as a Gold member of its Market Ready Solutions strategy to benefit partners and customers with a greater range of Intel-based products with Boxlight and Clevertouch brands, and higher quality of innovation to meet the needs of a technology-driven society.
●	Expanded Samsung partnership to develop and introduce a combined solution of Samsung Chromebooks and related classroom elements including Boxlight’s MimioView document camera, MimioConnect blended learning platform, and professional development.
●	Our Clevertouch brand added PHET education lessons into the LYNX Whiteboard for a more comprehensive interactive solution.
●	Added 20 new employees to help answer the growing demand for education and enterprise technology in the market.

Management Commentary

“The third quarter was yet another tremendous result,” commented Michael Pope, Chairman and Chief Executive Officer. “We again exceeded our guidance and delivered our strongest quarter to date with $61 million in revenue, $7 million in Adjusted EBITDA, and for the first time as a company, positive net income and positive earnings per share. For five consecutive quarters, we have delivered positive Adjusted EBITDA and above market revenue growth. For the trailing twelve months ended Q3, we reported $214 million orders, $173 million revenue and $15 million Adjusted EBITDA.”

“We concluded the third quarter with an improved balance sheet including $32 million working capital and $55 million net assets.”

“We continue to see double-digit growth globally and expect to deliver $40 million in revenue for the fourth quarter, representing 26% growth over the same quarter last year. For the full year 2022, we are forecasting $230 million in revenue representing approximately 27% growth over our 2021 guidance, and greater than 10% Adjusted EBITDA.”

“I would like to recognize our amazing leadership team and talented and diligent employees. Our success as a company is a direct result of our ability to hire and retain tremendous talent.”

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Financial Results for the Three Months Ended September 30, 2021

Revenues for the three months ended September 30, 2021 were $61.0 million as compared to $9.5 million for the three months ended September 30, 2020, resulting in a 544% increase, due primarily to the acquisition of Sahara in September 2020 and increased demand for our solutions.

Gross profit for the three months ended September 30, 2021 was $15.8 million as compared to $2.0 million for the three months ended September 30, 2020. The gross profit margin for the three months ended September 30, 2021 was 25.9% which is an improvement of 45 basis points compared to the three months ended September 30, 2020. Gross profit margin, adjusted for the net effect of acquisition-related purchase accounting, was 27.1% as compared to the 23.4%, as adjusted, reported for the three months ended September 30, 2020. As reported in previous quarters this year, gross margins have been adversely impacted by approximately four percentage points due to increased freight and customs costs caused by supply chain challenges associated with the effects of the Covid-19 pandemic; this is anticipated to continue for the remainder of 2021. Additional pressure on margin has been seen on the cost of manufacturing as a result of component shortages which have had an adverse impact of approximately 5% in the quarter. To mitigate this, we have increased pricing to customers.

Total operating expenses for the three months ended September 30, 2021 were $12.3 million as compared to $3.8 million for the three months ended September 30, 2020. The increase primarily resulted from additional overhead costs associated with the acquired Sahara operations in September 2020.

Other income (expense) for the three months ended September 30, 2021 was net expense of $(1.4) million, as compared to net expense of $(2.5) million for the three months ended September 30, 2020. Other expense decreased primarily due to $1.1 million fewer losses recognized upon the settlement of certain debt obligations in exchange for issuance of common shares, offset by a $339 thousand increase in interest expense associated with increased borrowings.

The Company reported net income of $729 thousand for the three months ended September 30, 2021 as compared to a net loss of $(4.2) million for the three months ended September 30, 2020.

The net income attributable to common shareholders was $412 thousand and $(4.2) million loss for the three months ended September 30, 2021 and 2020, respectively, after deducting the fixed dividends to Series B preferred shareholders of $317 thousand in 2021 and zero in 2020.

Total comprehensive loss was $(1.3) million and $(3.7) million for the three months ended September 30, 2021 and 2020, reflecting the effect of cumulative foreign currency translation adjustments on consolidation, with the net effect in the quarter of $(2.0) million loss and $536 thousand for the three months ended September 30, 2021 and 2020, respectively.

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The EPS for the three months ended September 30, 2021 was $0.01 per basic and diluted share, compared to $(0.10) loss per basic and diluted share for the three months ended September 30, 2020.

EBITDA for the three months ending September 30, 2021 was $4.7 million, as compared to $(3.4) million EBITDA loss for the three months ending September 30, 2020.

Adjusted EBITDA for the three months ended September 30, 2021 was $7.2 million, as compared to $(0.8) million loss for the three months ended September 30, 2020. Adjustments to EBITDA include stock-based compensation expense, gains/losses recognized upon the settlement of certain debt instruments, gains/losses from the remeasurement of derivative liabilities, and the effects of purchase accounting adjustments in connection with acquisitions.

At September 30, 2021, Boxlight had $6.2 million in cash and cash equivalents, $32.0 million in working capital, $31m inventory, $173.6 million in total assets, $23.9 debt, $54.9 million in stockholders’ equity, 61.3 million common shares issued and outstanding, and 3.1 million preferred shares issued and outstanding.

Financial Results for the Nine Months Ended September 30, 2021

Revenues for the nine months ended September 30, 2021 were $141.2 million as compared to $23.0 million for the nine months ended September 30, 2020, resulting in a 513% increase due primarily to the acquisition of Sahara in September 2020 and increased demand for our solutions.

Gross profit for the nine months ended September 30, 2021 was $37.2 million as compared to $6.3 million for the nine months ended September 30, 2020. The gross profit margin for the nine months ended September 30, 2021 was 26.3% compared to 27.4% for the nine months ended September 30, 2020. Gross profit margin, adjusted for the net effect of acquisition-related purchase accounting, was 28.0% as compared to the 28.4%, as adjusted, reported for the nine months ended September 30, 2020. As reported in previous quarters this year, gross margins have been adversely impacted by approximately four percentage points due to increased freight and customs costs caused by supply chain challenges associated with the effects of the Covid-19 pandemic; this is anticipated to continue for the remainder of 2021. Additional pressure on margin has been seen on the cost of manufacturing as a result of component shortages which have had an adverse impact of approximately 3.9% in the 9 months to September 30, 2020. To mitigate this, we have increased pricing to customers.

Total operating expenses for the nine months ended September 30, 2021 were $34.2 million as compared to $11.5 million for the nine months ended September 30, 2020. The increase primarily resulted from additional overhead costs associated with the acquired Sahara operations in September 2020.

Other income (expense) for the nine months ended September 30, 2021 was net expense of $(5.8) million, as compared to net expense of $2.4 million for the nine months ended September 30, 2020. The increase in other expense was due to $1.0 million of increased interest expense associated with increased borrowings, $2.5 million of losses recognized on the settlement of certain debt obligations that were exchanged for common shares.

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The Company reported a net loss of $(6.7) million for the nine months ended September 30, 2021 as compared to a net loss of $(7.6) million for the nine months ended September 30, 2020.

The net loss attributable to common shareholders was $(7.2) million and $(7.6) million for the nine months ended September 30, 2021 and 2020, respectively, after deducting fixed dividends to Series B preferred shareholders of $952 thousand in 2021 and the fair value revaluation deemed contribution of $367 thousand following the redemption amendment with the Series B shareholders signed June 14, 2021.

Total comprehensive loss was $(8.4) million and $(7.2) million for the nine months ended September 30, 2021 and 2020, reflecting the effect of cumulative foreign currency translation adjustments on consolidation, with the net effect year to date of $(1.7) million loss and $(0.4) million for the nine months ended September 30, 2021 and 2020, respectively.

The EPS loss for the nine months ended September 30, 2021 was $(0.12) per basic and diluted share, compared to $(0.31) per basic and diluted share for the nine months ended September 30, 2020.

EBITDA for the nine months ending September 30, 2021 was $5.2 million, as compared to $(5.2) million EBITDA loss for the nine months ending September 30, 2020.

Adjusted EBITDA for the nine months ended September 30, 2021 was $14.1 million, as compared to a loss of $(1.5) million for the nine months ended September 30, 2020. Adjustments to EBITDA include stock-based compensation expense, gains/losses recognized upon the settlement of certain debt instruments, gains/losses from the remeasurement of derivative liabilities, and the effects of purchase accounting adjustments in connection with acquisitions.

At September 30, 2021, Boxlight had $6.2 million in cash and cash equivalents, $32.0 million in working capital, $31m inventory, $173.6 million in total assets, $23.9 debt, $54.9 million in stockholders’ equity, 61.3 million common shares issued and outstanding, and 3.1 million preferred shares issued and outstanding.

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Third Quarter 2021 Financial Results Conference Call

Management will host a conference call to discuss the third quarter 2021 financial results on Wednesday, November 10, 2021 at 4:30 p.m. Eastern Time. The conference call details are as follows:

Date:	Wednesday, November 10, 2021
Time:	4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time
Dial-in:	1-888-506-0062 (Domestic) 1-973-528-0011 (International)
Participant Access Code:	464172
Webcast:	https://www.webcaster4.com/Webcast/Page/2213/43403

For those unable to participate during the live broadcast, a replay of the conference call will be available until 11:59 p.m. Eastern Time on Wednesday, November 24, 2021 by dialing 1-877-481-4010 (domestic) and 1-919-882-2331 (international) and referencing the replay passcode 43403.

Use of Non-GAAP Financial Measures

To supplement Boxlight’s financial statements presented on a GAAP basis, Boxlight provides EBITDA and Adjusted EBITDA as supplemental measures of its performance.

To provide investors with additional insight and allow for a more comprehensive understanding of the information used by management in its financial and decision-making surrounding pro forma operations, we supplement our consolidated financial statements presented on a basis consistent with U.S. generally accepted accounting principles, or GAAP, with EBITDA and Adjusted EBITDA, non-GAAP financial measures of earnings. EBITDA represents net income before income tax expense (benefit), interest expense, depreciation and amortization. Adjusted EBITDA represents EBITDA plus stock-based compensation, the change in fair value of derivative liabilities, purchase accounting impact of inventory markup, and non- cash losses associated with debt settlement. Our management uses EBITDA and Adjusted EBITDA as financial measures to evaluate the profitability and efficiency of our business model. We use these non-GAAP financial measures to assess the strength of the underlying operations of our business. These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time. We find this especially useful when reviewing pro forma results of operations, which include large non-cash amortizations of intangible assets from acquisitions and stock-based compensation. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

About Boxlight Corporation

Boxlight Corporation (Nasdaq: BOXL) is a leading provider of interactive technology solutions under its award-winning brands Clevertouch® and Mimio®. The Company aims to improve engagement and communication in diverse business and education environments. Boxlight develops, sells, and services its integrated solution suite including interactive displays, collaboration software, supporting accessories and professional services. For more information about Boxlight and the Boxlight story, visit http://www.boxlight.com and http://www.clevertouch.com.

Forward Looking Statements

This press release may contain information about Boxlight’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to maintain and grow its business, variability of operating results, its development and introduction of new products and services, marketing and other business development initiatives, and competition in the industry, among other things. Boxlight encourages you to review other factors that may affect its future results and performance in Boxlight’s filings with the Securities and Exchange Commission.

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Boxlight Corporation

Consolidated Condensed Balance Sheets

As of September 30, 2021 and December 31, 2020

(Unaudited)

(in thousands)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$6,223	$13,460
Accounts receivable – trade, net of allowances	47,913	20,869
Inventories, net of reserves	30,896	20,913
Prepaid expenses and other current assets	14,399	6,161
Total current assets	99,431	61,403

Property and equipment, net of accumulated depreciation	627	562
Intangible assets, net of accumulated amortization	50,261	55,156
Goodwill	23,076	22,742
Other assets	245	90
Total assets	$173,640	$139,953

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$32,946	$14,246
Accounts payable and accrued expenses – related parties	-	1,967
Short-term debt	23,932	16,817
Earn-out payable – related party	-	119
Deferred revenues – short-term	6,566	5,671
Derivative liabilities	356	363
Other short-term liabilities	3,605	1,209
Total current liabilities	67,405	40,392

Deferred revenues – long-term	13,405	10,482
Long-term debt	-	7,831
Deferred tax liability	9,044	7,902
Other long-term liabilities	350	2
Total liabilities	90,204	66,609

Commitments and contingencies (Note 13)

Mezzanine equity:
Preferred Series B	16,146	16,513
Preferred Series C	12,363	12,363
Total mezzanine equity	28,509	28,876

Stockholders’ equity:
Preferred stock, $0.0001 par value, 50,000,000 shares authorized; 167,972 and 167,972 shares issued and outstanding, respectively	-	-
Common stock, $0.0001 par value, 200,000,000 shares authorized; 61,310,899 and 53,343,518 Class A shares issued and outstanding, respectively	6	6
Additional paid-in capital	105,625	86,768
Accumulated deficit	(54,157)	(47,498)
Accumulated other comprehensive loss	3,453	5,192
Total stockholders’ equity	54,927	44,468

Total liabilities and stockholders’ equity	$173,640	$139,953

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Boxlight Corporation

Consolidated Condensed Statements of Operations and Comprehensive Loss

For the nine months ended September 30, 2021, and 2020

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues, net	$61,008	$9,477	$141,186	$23,028
Cost of revenues	45,210	7,452	104,002	16,722
Gross profit	15,798	2,025	37,184	6,306

Operating expense:
General and administrative expenses	11,933	3,307	32,844	10,444
Research and development	355	471	1,310	1,073
Total operating expense	12,288	3,778	34,154	11,517

Income (loss) from operations	3,510	(1,753)	3,030	(5,211)

Other income (expense):
Interest expense, net	(870)	(531)	(2,652)	(1,618)
Other income (expense), net	34	(15)	54	61
Changes in fair value of derivative liabilities	60	(194)	(164)	(239)
Loss from settlements of liabilities	(614)	(1,718)	(2,992)	(579)
Total other income (expense)	(1,390)	(2,458)	(5,754)	(2,375)

Income (loss) before income taxes	$2,120	$(4,211)	$(2,724)	$(7,587)
Income tax expense	(1,391)	-	(3,936)	-
Net income (loss)	$729	$(4,211)	$(6,660)	$(7,587)
Fixed dividends - Series B Preferred	(317)	-	(952)	-
Deemed Contribution -Series B Preferred	-	-	367	-
Net loss attributable to common stockholders	$412	$(4,211)	$(7,245)	$(7,587)

Comprehensive loss:
Net income (loss)	$729	$(4,211)	$(6,660)	$(7,587)
Foreign currency translation (loss) gain	(2,008)	536	(1,739)	428
Total comprehensive loss	$(1,279)	$(3,675)	$(8,398)	$(7,159)

Net income (loss) per common share – basic	$0.01	$(0.10)	$(0.12)	$(0.31

Net income (loss) per common share – diluted	$0.01	$(0.10)	$(0.12)	$(0.31)

Weighted average number of common shares outstanding – basic	60,094	44,215	57,723	24,853

Weighted average number of common shares outstanding – diluted	64,710	44,215	57,723	24,853

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Reconciliation of net loss for the three months ended

September 30, 2021 and 2020 to EBITDA and adjusted EBITDA

(in thousands)	September 30, 2021	September 30, 2020
Net income	$729	$(4,211)
Depreciation and amortization	1,697	318
Interest expense	870	531
Income tax expense	1,391	-
EBITDA	$4,687	$(3,362)
Stock compensation expense	1,161	346
Change in fair value of derivative liabilities	(60)	194
Purchase accounting impact of fair valuing inventory	15	217
Purchase accounting impact of fair valuing deferred revenue	715	-
Net loss on settlement of Lind debt in stock	638	1,748
Adjusted EBITDA	$7,156	$(857)

Reconciliation of net loss for the nine months ended

September 30, 2021 and 2020 to EBITDA and adjusted EBITDA

(in thousands)	September 30, 2021	September 30, 2020
Net loss	$(6,660)	$(7,587)
Depreciation and amortization	5,264	758
Interest expense	2,652	1,618
Income tax expense	3,936	-
EBITDA	$5,192	$(5,211)
Stock compensation expense	3,020	866
Change in fair value of derivative liabilities	164	239
Purchase accounting impact of fair valuing inventory	45	236
Purchase accounting impact of fair valuing deferred revenue	2,312	-
Net loss on settlement of Lind debt in stock	3,373	2,340
Adjusted EBITDA	$14,106	$(1,530)

Media
Sunshine Nance
+1 360-464-2119 x254
sunshine.nance@boxlight.com

Investor Relations

+1 360-464-4478

investor.relations@boxlight.com

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